UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 10, 2012

COUPON EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20317	33-0912085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Fifth Avenue, Suite 210, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(914) 371-2441

PSI CORPORATION

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10, 2012, Coupon Express, Inc. (the “Company”) appointed Alan Schor to its Board of Directors (the “Board”). It has not yet been determined on which Board committees, if any, Mr. Schor will serve. In connection with his service as a director, Mr. Schor will be eligible to receive the Company’s standard non-employee director annual compensation of 500,000 shares of the Company’s Common Stock and an additional 333,000 shares as head of a Committee of the Board.

Mr. Schor has been President of CJ Consulting, an accounts payable auditing firm servicing supermarkets throughout the United States for more than the past 25 years. Alan is a supermarket industry professional specializing in the accounting, procurement, sales and marketing for development of products to the supermarket trade and the development of new products and accounts payable procedures for the retail industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPON EXPRESS, INC.
(Registrant)

Date	October 12, 2012

/s/ Eric L. Kash
(Signature)
Eric L. Kash Chief Executive Officer